UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2011

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 20, 2011, we held our 2011 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company's shareholders (i) re-elected Louis L. Borick, Steven J. Borick and Francisco S. Uranga as Class III directors for a three-year term to expire at the 2014 Annual Meeting of Shareholders, (ii) approved the CEO Annual Incentive Performance Plan, (iii) approved executive compensation on an advisory basis, (iv) selected, on an advisory basis, a one year frequency for the advisory vote on executive compensation, and (v) rejected a shareholder proposal to change the voting standard for the Company's director elections.

The final voting results on these matters were as follows:

Proposal 1 - Election of three Class III directors for a three-year term to expire at the 2014
Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld
Louis L. Borick	22,168,754	1,488,408
Steven J. Borick	21,982,758	1,674,404
Francisco S. Uranga	22,206,811	1,450,351

Proposal 2 - Approval of the CEO Annual Incentive Performance Plan

Votes For	Votes Against	Abstain
23,349,865	291,463	15,834

Proposal 3 - Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstain
21,997,068	585,887	1,074,207

Proposal 4 - Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

One Year	Two Years	Three Years	Abstain
12,277,986	8,359,297	1,949,053	1,070,826

Proposal 5 - Shareholder Proposal on Director Election Majority Vote Standard

Votes For	Votes Against	Abstain
10,535,883	13,092,248	29,031

At a meeting held immediately after the Annual Meeting, the Board reviewed the voting results for the Annual Meeting. Based on that review and upon the recommendation of the Nominating and Corporate Governance Committee, the Board determined, until the next vote on the frequency of shareholder votes on executive compensation, to hold the advisory shareholder vote on executive compensation every year.

Item 8.01    Other Events.

On May 19, 2011, the Board of Directors of the Company re-elected Ms. Margaret S. Dano to the position of Lead Director for a one-year term commencing May 20, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 25, 2011	/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and
Corporate Secretary